Exhibit (h)(10)

STRUCTURING FEE AGREEMENT

April 20, 2017

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated as of April 20, 2017, by and among Eagle Point Credit Company Inc. (the “Company”), Eagle Point Credit Management LLC (the “Investment Adviser”), Eagle Point Administration LLC (the “Administrator”) and each of the underwriters named in Schedule I thereto, with respect to the issue and sale of the Company’s shares of common stock, par value $0.001 (the “Common Shares”), in a public offering as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.                 Services; Fee. Keefe, Bruyette & Woods, Inc. (“KBW”) has provided and agrees to continue to provide advice to the Company related to the structure of the Offering, as well as services related to the sale and distribution of the Common Shares under the Underwriting Agreement (the “Services”). In consideration of the Services to the Company, and subject to and conditioned upon the completion of the Offering, the Company shall pay a structuring fee to KBW equal to 0.5% of the aggregate price to the public of the Common Shares sold in the Offering (the “Fee”). The Fee shall be paid on or before April 25, 2017.

2.                 Indemnification. The Company agrees to the indemnification, contribution, limitation of liability and other agreements set forth in the Indemnification Agreement by and among KBW, the Company and the Investment Adviser attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

3.                 Confidential Advice. Except to the extent legally required (after consultation with, and, in the case of KBW’s advice, approval (not to be unreasonably withheld) as to form and substance by KBW and its counsel), none of (i) the name of the KBW, (ii) any advice rendered by KBW to the Company, or (iii) the terms of this Agreement or any communication from KBW in connection with the services performed by KBW pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Company or any of its affiliates or agents, without KBW’s prior written consent, which consent will not be unreasonably withheld in the case of clauses (i) and (iii) (but not (ii)); provided, however, that the Company or any of its affiliates or agents shall be permitted to quote or refer to the items described in clauses (i) through (iii) in connection with communications with any of it members, partners, directors, managers, employees, affiliates and representatives (including, without limitation, auditors and attorneys), provided such recipients are informed of the confidentiality provisions of this Agreement and agree (which may be oral agreement) to comply therewith. KBW acknowledges that it has consented to all references to KBW set forth in the Registration Statement, Prospectus, Time of Sale Prospectus and all other materials and communications used in connection with the Offering prior to the date hereof.

4.                 Termination. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for. If the Underwriting Agreement is terminated without the Common Shares having been delivered and paid for, no Fee shall be due hereunder and KBW shall be entitled to payment and reimbursement in connection with the Offering in accordance with the terms of the Underwriting Agreement.

5.                 Information. The Company has furnished KBW with such information as KBW has requested in connection with its assignment hereunder (all such information so furnished being the “Information”). The Company recognizes and confirms that KBW (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Company.

6.                 Not an Investment Adviser; No Fiduciary Duty. The Company acknowledges that KBW is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Company’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of KBW, and KBW is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Investment Manager hereby acknowledges that KBW’s engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether KBW has advised or is currently advising the Company on related or other matters). The Company’s engagement of KBW is not intended to confer rights upon any person (including the Company or any holders of the Common Shares, employees or creditors of the Company, the Investment Adviser or the Administrator) not a party hereto as against KBW or its affiliates, or their respective directors, officers, employees or agents, successors or assigns.

7.                 Not Exclusive. Nothing herein shall be construed as prohibiting KBW or its affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

8.                 Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

9.                 Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

10.               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement together with the Indemnification Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement.

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11.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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This Agreement shall be effective as of the date first written above.

Very truly yours,

EAGLE POINT CREDIT COMPANY INC.

By: /s/ Kenneth Onorio_____________________

Name: Kenneth Onorio

Title: Chief Financial Officer

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Rick Wassmundt__________________

Name: Rick Wassmundt

Title: Managing Director

[Signature Page to Structuring Fee Agreement]

Indemnification Agreement

April 20, 2017

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, NY 10019

Ladies and Gentlemen:

In connection with the engagement of Keefe, Bruyette & Woods, Inc. (“KBW”) to assist the undersigned, Eagle Point Credit Company Inc. (together with its subsidiaries, the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated April 20, 2017 between the Company, the Investment Adviser and KBW (the “Structuring Fee Agreement”), in the event that KBW, any of its affiliates, each other person, if any, controlling KBW or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (KBW and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement, including services and activities prior to the date of the Structuring Fee Agreement related to the structure of the public offering of the Company’s common stock, par value $0.001 per share (the “Common Shares”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated as of April 20, 2017, by and among the Company, Eagle Point Credit Management LLC (the “Investment Adviser”), Eagle Point Administration LLC and each of the underwriters named in Schedule I thereto, as well as services related to the sale and distribution of the Common Shares under the Underwriting Agreement, the Company and the Investment Adviser agree to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement. Neither the Company nor the Investment Adviser will, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from such Indemnified Party’s bad faith, willful misconduct or gross negligence.

In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement, the Company and the Investment Adviser will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company and the Investment Adviser in writing of the commencement thereof; but the failure to so notify the Company and the Investment Adviser (i) will not relieve the Company or the Investment Adviser from liability under this paragraph to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company or the Investment Adviser from any liability which they may have otherwise than on account of this Indemnification Agreement. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the Indemnified Party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys (in addition to any local counsel) representing Indemnified Parties unless (based on the advice of counsel to the Indemnified Party) the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action.

No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any Proceeding in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company and the Investment Adviser agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and the Investment Adviser, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Structuring Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Investment Adviser, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, no Indemnified Party shall be entitled to contribution from the Company or the Investment Adviser if it is determined that any Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) in respect of the subject matter of such Proceeding and it is determined that neither the Company nor the Investment Adviser was guilty of such fraudulent misrepresentation or that any losses, claims, damages, liabilities (or expenses relating thereto) are determined to have resulted primarily from such Indemnified Party’s bad faith, willful misconduct or gross negligence. The Company and the Investment Adviser agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and the Investment Adviser, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or the Investment Adviser, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which KBW has been retained to perform services bears to the fees paid to KBW under the Structuring Fee Agreement; provided, that in no event shall the Company and the Investment Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by KBW pursuant to the Structuring Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company and the Investment Adviser or other conduct by the Company and the Investment Adviser (or their respective employees or other agents), on the one hand, or by KBW, on the other hand. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

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The Company and the Investment Adviser agree that no Indemnified Party shall have any liability to the Company, the Investment Adviser or any person asserting claims on behalf of or in right of the Company or the Investment Adviser with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company or the Investment Adviser resulted primarily from the gross negligence, bad faith, willful misconduct of KBW in performing the services that are the subject of the Structuring Fee Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE STRUCTURING FEE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY, THE INVESTMENT ADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY AND THE INVESTMENT ADVISER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST KBW OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY, THE COMPANY AND THE INVESTMENT ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AND THE INVESTMENT ADVISER AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND THE INVESTMENT ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY AND THE INVESTMENT ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Indemnification Agreement together with the Structuring Fee Agreement constitutes the final and entire agreement and understanding between the parties to this Indemnification Agreement relative to the subject matter of this Indemnification Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Indemnification Agreement.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of KBW’s engagement under the Structuring Fee Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

EAGLE POINT CREDIT COMPANY INC.

By: /s/ Kenneth Onorio_____________________

Name: Kenneth Onorio

Title: Chief Financial Officer

EAGLE POINT CREDIT MANAGEMENT LLC

By: /s/ Kenneth Onorio_____________________

Name: Kenneth Onorio

Title: Chief Financial Officer

Agreed and Accepted:

KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Rick Wassmundt__________________

Name: Rick Wassmundt

Title: Managing Director

[Signature Page to Indemnification Agreement – KBW Structuring Fee Agreement]